Exhibit 10.8

THIS AMENDMENT IS DATED JANUARY 9, 2006 TO THE ORIGINAL AGREEMENT DATED AUGUST 12, 2005, BELOW.

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS
August 12, 2005

Fidelity Transfer
Ms. Heidi Sadowski
1800 South West Temple #301
Salt Lake City, UT  84115

(801) 484-7222 x20
Fax (801) 466-4122 or 801.484.0294

RE: Hyperdynamics Corp.

Ladies and Gentlemen:

Reference is made to that certain Subscription Agreement (the "Subscription Agreement") of even date herewith by and between Hyperdynamics Corp., a Delaware corporation (the "Company"), and Dutchess Private Equities Fund, II, LP (the "Holder"). Pursuant to the Subscription Agreement, the Company shall sell to the Holder, an the Holder shall purchase from the Company, convertible debentures (collectively, the "Debentures") in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000), plus accrued interest, which are convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), at the Holder's discretion. The Company has also issued to the Holder a warrant to purchase up to 500,000 shares of Common Stock, at the Holder's discretion ("Warrant"). These instructions relate to the following stock or proposed stock issuances or transfers:

1. The Company has agreed to issue to the Holder up to: that number of shares included in the registration statement for the Debentures based on the Face Amount divided by the Fixed Conversion Price, of the Company's Common Stock upon conversion of the Debentures ("Conversion Shares") plus the shares of Common Stock to be issued to the Holder upon conversion of accrued interest and liquidated damages into Common Stock (the "Interest Shares").

2. Up to 500,000 shares of Common Stock to be issued upon the exercise of the Warrant ("Warrant Shares").

This letter shall serve as our irrevocable authorization and direction to Fidelity Transfer (the "Transfer Agent") to do the following:

1. Conversion Shares.

a. Instructions Applicable to Transfer Agent. With respect to the Conversion Shares and the Interest Shares, the Transfer Agent shall issue the Conversion Shares and the Interest Shares to the Holder from time to time upon delivery to the Transfer Agent of a properly completed and duly executed Conversion Notice (the "Conversion Notice"), in the form attached hereto as Exhibit 1, delivered on behalf of the Company to the Transfer Agent. Upon receipt of a Conversion Notice, the Transfer Agent shall within three (3) Trading Days thereafter to issue and surrender to a national recognized overnight carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or their designees, for the number of shares of Common Stock to which the Holder shall be entitled as set forth in the Conversion Notice For purposes hereof "Trading Day" shall mean any day on which the US Stock Markets are open for customary trading. The Transfer agent shall promptly give the Company notice of all new security issuances hereunder.

b. The Company hereby confirms to the Transfer Agent and the Holder that certificates representing the Conversion Shares shall not bear any legend restricting transfer and should not be subject to any stop-transfer restrictions and shall otherwise be freely transferable on the books and records of the Company; provided that counsel to the Company delivers (i) the Notice of Effectiveness set forth in Exhibit 2 attached hereto and (ii) an opinion of counsel in the form set forth in Exhibit 3 attached hereto and (iii) board resolutions authorizing the issuance of such shares until such time as the Maturity Date of the Debentures, as set forth in Exhibit 4 or (iv) the Share are deemed sellable under an exemption from the Securities Act of 1993, as amended (the "Act") when accompanied with the proper paperwork for that exemption. The Shares shall be issued free-trading directly from Fidelity Transfer, as no sale is necessary for the Shares to be issued without legend free trading and all requirements for delivery of a Prospectus pursuant to the Shares have been met and satisfied. If the Conversion Shares and the Interest Shares are not registered for sale under the Act , as amended, then the certificates for the Conversion Shares and Interest Shares shall bear the following legend substantially as follows:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

c. In the event that counsel to the Company fails or refuses to render an opinion as required to issue the Conversion Shares in accordance with the preceding paragraph (either with or without restrictive legends, as applicable), then the Company irrevocably and expressly authorizes counsel to the Holder to render such opinion. The Transfer Agent shall accept and be entitled to rely on such opinion for the purposes of issuing the Conversion Shares and Interest Shares. Any costs incurred by Holder for such opinion letter shall be added to the Face Amount of the Debenture.

2. Warrant Shares.

a. Instructions Applicable to Transfer Agent. With respect to the Warrant Shares, the Transfer Agent shall issue the Warrant Shares to the Holder from time to time upon delivery to the Transfer Agent of a properly completed and duly executed notice of the Holder's election to exercise the Warrant (the "Exercise Notice"), in the form attached hereto as Exhibit 5, specifying the number of Warrant Shares to be issued, delivered on behalf of the Company to the Transfer Agent. Upon receipt of an Exercise Notice, the Transfer Agent shall within three (3) Trading Days thereafter to issue and surrender to a nationally recognized carrier for overnight delivery to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designees, for the number of shares of Common Stock to which the Holder shall be entitled as set forth in the Exercise Notice . For purposes hereof "Trading Day" shall mean any day on which the US Markets are open for customary trading. The Transfer agent shall promptly give the Company notice of all new issuances hereunder.

The Company hereby confirms to the Transfer Agent and Holder that certificates representing the Warrant Shares shall not bear any legend restricting transfer and should not be subject to any stop-transfer restrictions and shall otherwise be freely transferable on the books and records of the Company; provided that counsel to the Company delivers (i) the Notice of Effectiveness set forth in Exhibit 2 attached hereto and

(ii) an opinion of counsel in the form set forth in Exhibit 3 attached hereto, and that if the Warrant Shares are not registered for sale under the Securities Act of 1933, as amended, then the certificates for the Warrant Shares shall bear the restrictive legend referenced above in Section 1b.

b. In the event that counsel to the Company fails or refuses to render an opinion as required to issue the Warrant Shares in accordance with the preceding paragraph (either with or without restrictive legends, as applicable), then the Company irrevocably and expressly authorizes counsel to the Holder to render such opinion. The Transfer Agent shall accept and be entitled to rely on such opinion for the purposes of issuing the Warrant Shares.  Any costs incurred by Holder for such opinion letter shall be added to the Face Amount of the Debenture.

3. All Shares.

a. The Transfer Agent shall reserve for issuance to the Holder the Conversion Shares and the Warrant Shares. All such shares shall remain in reserve with the Transfer Agent until the Holder provides the Transfer Agent instructions that the shares or any part of them shall be taken out of reserve and shall no longer be subject to the terms of these instructions.

b. The Transfer Agent shall rely exclusively on the Conversion Notice or the Exercise Notice and shall have no liability for relying on such instructions. Any Conversion Notice or Exercise Notice delivered hereunder shall constitute an irrevocable instruction to the Transfer Agent to process such notice or notices in accordance with the terms thereof. Such notice or notices may be transmitted to the Transfer Agent by facsimile, email or any commercially reasonable method.

c. The Company hereby confirms to the Transfer Agent and the Holder that no instructions other than as contemplated herein will be given to Transfer Agent by the Company with respect to the matters referenced herein. The Company hereby authorizes the Transfer Agent, and the Transfer Agent shall be obligated, to disregard any contrary instructions received by or on behalf of the Company.

The Company hereby agrees that it shall not replace the Transfer Agent as the Company's transfer agent without the prior written consent of the Holder.

The Company does hereby agree to keep up-to-date with all payments due to the Transfer Agent during this period. In the event, the Company is not current in all its outstanding payment obligations for services provided by the Transfer Agent, and the Transfer Agent refuses issuance of Common Shares to the Holder due to the unpaid balance, the Company does hereby authorize Holder to pay any amounts due to Transfer Agent directly from the Closing of a Put (as defined in the Investment Agreement). The Transfer Agent hereby acknowledges that upon receipt of confirmation of a Put Settlement which includes instructions of payment toward the delinquent account, the Transfer Agent will issue Shares in accordance with Section 1(a) and 2(a).

The Transfer Agent shall provide ten days' advance written notice to the Holder before any attempt by the Transfer Agent to cease to provide any issuance or transfer agent services as contemplated by this agreement shall become effective. Upon notice that the Transfer Agent is resigning, the Company shall have the obligation to retain a new transfer agent that will agree to be bound by the terms of this agreement.

The Company and the Transfer Agent hereby acknowledge and confirm that complying with the terms of this Agreement does not and shall not prohibit the Transfer Agent from satisfying any and all fiduciary responsibilities and duties it may owe to the Company.

The Company and the Transfer Agent acknowledge that the Holder is relying on the representations and covenants made by the Company and the Transfer Agent hereunder and are a material inducement to the Holder purchasing convertible debentures under the Subscription Agreement and Debenture Agreement. The Company and the Transfer Agent further acknowledge that without such representations and covenants of the Company and the Transfer Agent made hereunder, the Holder would not purchase the Debentures.

Each party hereto specifically acknowledges and agrees that in the event of a breach or threatened breach by a party hereto of any provision hereof, the Holder will be irreparably damaged and that damages at law would be an inadequate remedy if these Irrevocable Transfer Agent Instructions were not specifically enforced. Therefore, in the event of a breach or threatened breach by a party hereto, including, without limitation, the attempted termination of the agency relationship created by this instrument, the Holder shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of these Irrevocable Transfer Agent Instructions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this letter agreement regarding Irrevocable Transfer Agent Instructions to be duly executed and delivered as of the date first written above. Duly authorized to sign on behalf of:

COMPANY:

HYPERDYNAMICS CORP.

/s/Kent Watts
Kent Watts, CEO

Fidelity Transfer

/s/Heidi Sadowski
Ms. Heidi Sadowski

EXHIBIT 1

(INCLUDED IN IRREVOCABLE TRANSFER AGENT AGREEMENT DATED AUGUST 12, 2005 BETWEEN THE COMPANY AND THE INVESTOR)

EXHIBIT 2

 (INCLUDED IN IRREVOCABLE TRANSFER AGENT AGREEMENT DATED AUGUST 12, 2005 BETWEEN THE COMPANY AND THE INVESTOR)

EXHIBIT 3

(INCLUDED IN IRREVOCABLE TRANSFER AGENT AGREEMENT DATED AUGUST 12, 2005 BETWEEN THE COMPANY AND THE INVESTOR)

EXHIBIT 4

(INCLUDED IN IRREVOCABLE TRANSFER AGENT AGREEMENT DATED AUGUST 12, 2005 BETWEEN THE COMPANY AND THE INVESTOR)

EXHIBIT 5

(INCLUDED IN IRREVOCABLE TRANSFER AGENT AGREEMENT DATED AUGUST 12, 2005 BETWEEN THE COMPANY AND THE INVESTOR)